Exhibit 99.1

Contacts:

Media Relations – George Lewis, 610-774-4687

Investor Relations – Andy Ludwig, 610-774-3389

Talen Energy Enters Agreement to Acquire MACH Gen

Portfolio of Natural Gas-Fired Generation for $1.175 Billion

•	More than 2,500 megawatts of generating capacity will add market and fuel diversity to Talen Energy fleet

•	Will be immediately accretive to cash flow

•	Transaction expected to close by end of 2015

ALLENTOWN, Pa., (July 20, 2015) – Talen Energy Corporation (NYSE: TLN) announced an agreement today (7/20) to acquire MACH Gen, LLC, which owns more than 2,500 megawatts of combined-cycle, natural gas-fired generating capacity, for $1.175 billion inclusive of any assumed debt, subject to customary purchase price adjustments.

“This negotiated deal represents a significant step in the execution of our growth strategy, and provides meaningful improvement in our cash flow profile,” said Talen Energy President and Chief Executive Officer Paul Farr. “The transaction adds highly competitive combined cycle gas assets in NYISO and ISO-NE, two mature and liquid wholesale power markets, with the opportunity to create significant value by optimizing a very efficient gas-fired plant in Arizona.”

Pending required regulatory approvals, the transaction is expected to close by the end of 2015.

When the transaction closes, Talen Energy’s total generating capacity will increase to 17,600 megawatts, before the required sale of about 1,300 megawatts to meet a Federal Energy Regulatory Commission mitigation order related to the transaction that created Talen Energy.

Talen Energy expects to finance the transaction with a combination of debt and cash. The final financing plan will take into consideration market conditions and the amount of existing MACH Gen debt to be assumed, as well as expected proceeds from FERC mitigation sales and other pending divestitures.

Citi served as financial advisor to Talen Energy. Talen Energy has obtained committed debt financing from Citi in an amount sufficient to fund the purchase price. Bracewell & Giuliani LLP was transaction counsel for Talen Energy. Simpson Thacher & Bartlett LLP was finance counsel for Talen Energy.

Generating assets Talen Energy has agreed to acquire

Plant	State	Market	Capacity	Heat Rate	Fuel
Athens	New York	NYISO	1,080 MW	7,100 BTU/mwh	Gas
Millennium	Massachusetts	ISO-NE	360 MW	6,975 BTU/mwh	Gas
Harquahala	Arizona	AZ-NM-SNV	1,092 MW	7,100 BTU/mwh	Gas

Talen Energy management will host a conference call and webcast to discuss this transaction, update 2016 projected EBITDA and provide free cash flow projections for 2016, on July 20 beginning at 8:30 a.m. Eastern time. The phone number to join the conference call is 1-888-317-6003. Participants from outside of the United States should call 1-412-317-6061. The entry number to join the call is 3912683.

The webcast, in audio format with slides of the presentation, will be accessible on the “Investors & Media” section of the company’s website. A replay will be available on the website for those who are unable to listen live.

Talen Energy is one of the largest competitive energy and power generation companies in the United States. Our diverse generating fleet operates in well-developed, structured wholesale power markets. To learn more about us, visit www.talenenergy.com.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although Talen Energy Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: unforeseen difficulties in successfully integrating the MACH Gen power facilities into Talen Energy’s portfolio; unexpected costs or liabilities associated with the MACH Gen power facilities; receipt of necessary government permits and approvals; capital market conditions and decisions regarding capital structure; and the securities and credit ratings of Talen Energy Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with any other risk factors disclosed in Talen Energy Corporation’s Registration Statement on Form S-1 and its other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit www.talenenergy.com for additional news and information about Talen Energy.